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                                                                  Exhibit 10.28

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                      CONTRIBUTION AND ASSUMPTION AGREEMENT





                                     Between



                            NATIONAL HEALTHCORP L.P.


                                       and


                         NATIONAL HEALTH INVESTORS, INC.







                           EFFECTIVE OCTOBER 17, 1991









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                       TABLE OF CONTENTS

                                                                             Page
                                                                             ----
ARTICLE 1.          The Transaction...........................................  1

         1.1.       Nursing Home & Retirement Center Assets
                    Contributed...............................................  1
         1.2.       Notes Contributed.........................................  2
         1.3.       Assumed Liabilities.......................................  2
         1.4.       Leaseback of Facilities...................................  2

ARTICLE 2.          Share Issuance for Capital Contribution...................  2

         2.1.       Issuance of Shares........................................  2

ARTICLE 3.          Representations and Warranties by NHLP....................  3

         3.1.       Organizational Status.....................................  3
         3.2.       Authorization.............................................  3
         3.3.       Good and Marketable Title.................................  3
         3.4.       Compliance with Laws......................................  3
         3.5.       No Breach of Statute, Decree or Contract..................  3
         3.6.       No Litigation, Etc.  .....................................  4
         3.7.       Licenses, Permits and Standards...........................  4
         3.8.       Governmental Reports......................................  5
         3.9.       Environmental Issues......................................  5
         3.10.      Plans of Correction.......................................  5
         3.11.      Cost Reports..............................................  5
         3.12.      Physical Plant, Equipment and Utilities...................  5
         3.13.      Accuracy of Documents.....................................  6

ARTICLE 4.          Representations and Warranties by NHI-REIT................  6

         4.1.       Corporate.................................................  6
         4.2.       No Breach of Statute or Contract..........................  6
         4.3.       No Litigation or Adverse Events...........................  6

ARTICLE 5.          Closing; Post Closing.....................................  6

         5.1.       Closing...................................................  6
         5.2.       NHLP's Deliveries.........................................  7
         5.3.       NHI-REIT's Deliveries.....................................  7
         5.4.       Post-Closing Deliveries...................................  8

ARTICLE 6.          Indemnification...........................................  8

         6.1.       Indemnification by NHLP...................................  8
         6.2.       Indemnification by NHI-REIT...............................  9
         6.3.       Taxes.....................................................  9
         6.4.       Notice Requirements.......................................  9


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
ARTICLE 7.          Other Covenants and Contractual Provisions................ 10

         7.1.       Notices................................................... 10
         7.2.       Transfer Taxes............................................ 10
         7.3.       Expenses.................................................. 11
         7.4.       Headings.................................................. 11
         7.5.       Governing Law............................................. 11
         7.6.       Assignment................................................ 11
         7.7.       Counterparts.............................................. 11
         7.8.       Survival of Provisions.................................... 11
         7.9.       Exhibits.................................................. 11
         7.10.      Finder's Fees............................................. 11








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                      CONTRIBUTION AND ASSUMPTION AGREEMENT


         This Agreement is entered into effective as of October 17, 1991, by and between NATIONAL HEALTHCORP L.P., a Delaware limited partnership ("NHLP"), and NATIONAL HEALTH INVESTORS, INC., a Maryland corporation ("NHI-REIT").

                                R E C I T A L S :

         WHEREAS, NHLP is the owner or lessee of certain property described in
Section 1.1 with respect to the nursing homes and retirement centers described in Section 1.1 hereof (collectively the "Facilities") and to certain notes and security documents described in Section 1.2 hereof ("Notes") (the Facilities and Notes shall be referred to collectively as the "Assets"); and

         WHEREAS, NHLP desires to convey and transfer to NHI-REIT all of NHLP's right, title, and interest in and to the Assets; and

         WHEREAS, in exchange for the Assets, NHI-REIT shall assume and agree to timely discharge certain liabilities and liens and exceptions with respect to such property as described in Section 1.3, and NHI-REIT shall issue stock to NHLP as its sole shareholder, all on the terms as provided in this Agreement; and

         WHEREAS, NHI-REIT shall lease the Facilities back to NHLP as provided in this Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:


                                   ARTICLE 1.

                                 THE TRANSACTION

         1.1. Nursing Home & Retirement Center Assets Contributed. At the closing as described in Article 5 (the "Closing"), NHLP shall contribute, transfer, convey, and deliver to NHI-REIT, and NHI-REIT (or, at the sole election of NHI-REIT, a subsidiary of NHI-REIT) shall accept from NHLP, all of NHLP's right, title, and interest in and to the Facilities, including land, improvements, appurtenances, fixtures, and in certain cases, leasehold rights, all as described in Section 1.02 (attached hereto as Exhibit 1.1) of that certain Master Agreement to Lease between NHLP and NHI-REIT of even date herewith.



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         1.2. Notes Contributed. At the Closing, NHLP shall contribute, transfer, convey, and deliver to NHI-REIT and NHI-REIT (or, at the sole election of NHI-REIT, a subsidiary of NHI-REIT) shall accept from NHLP, all of NHLP's right, title and interest in and to the Notes and related security documents (including any guaranties, and security documents owned by NHLP relating to any guaranties, of such Notes) as described in Exhibit 1.2. The parties acknowledge that NHLP is retaining and will not transfer to NHI-REIT the rights associated with the Notes to purchase the property securing the Notes upon default of the Notes, as well as the right of first refusal to purchase the property securing the Notes, all as contained in certain related agreements entitled "Agreement to Provide Working Capital and Other Funds," or "Agreement to Guarantee."

         1.3. Assumed Liabilities. The Assets are conveyed subject to, and at Closing NHI-REIT shall assume (or, at the sole election of NHI-REIT, subsidiaries of NHI-REIT shall assume, with the guarantee of NHI-REIT) the liabilities of NHLP set forth (listing name to whom the obligation is owed, the nature and amount of the obligation, and noting if such obligation is in default) in Exhibit 1.3 to this Agreement (collectively, the "Assumed Liabilities"), but no other liabilities of NHLP. In certain cases, NHLP's lenders may require that NHLP remain liable, and in such cases, NHI-REIT shall indemnify and hold harmless NHLP (and any of NHLP's affiliates, including National Health Corporation, W. Andrew Adams and NHC, Inc., the three general partners of NHLP) from any and all damages, costs or expenses that they may incur after the Closing on account of any such Assumed Liabilities; provided, however, that this indemnity shall not serve to release NHLP from any obligations under Article 3, or Sections 5.2, 5.4, 6.1, 6.3, or 7.10 of this Agreement or of any instrument implementing such obligations of NHLP.

         NHI-REIT shall provide assumption agreements or guaranties in forms acceptable to the third party obligees with respect to all Assumed Liabilities.

         1.4. Leaseback of Facilities. NHI-REIT, as lessor, shall lease to NHLP, as lessee, the Facilities pursuant to the Master Agreement to Lease referenced in Section 1.1 hereof.


                                   ARTICLE 2.

                     SHARE ISSUANCE FOR CAPITAL CONTRIBUTION

         2.1. Issuance of Shares. In exchange for the contribution by NHLP of the Assets to NHI-REIT, NHI-REIT shall issue 7,306,570 shares of its common stock to NHLP, which will be the sole stockholder of NHI-REIT. The parties acknowledge that promptly after the issuance of the common stock to NHLP, NHLP intends to


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cause the distribution and transfer of such stock to the persons who are the unitholders of NHLP on the record date for such distribution.


                                   ARTICLE 3.

                     REPRESENTATIONS AND WARRANTIES BY NHLP

         NHLP represents and warrants to NHI-REIT as follows:

         3.1. Organizational Status. NHLP is duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified in each of the states in which the Facilities are located.

         3.2. Authorization. The execution, delivery and performance of this Agreement and the transactions contemplated herein have been duly authorized by all necessary partnership action of NHLP and this Agreement constitutes the valid and binding obligation of NHLP, enforceable in accordance with its terms.

         3.3. Good and Marketable Title. NHLP has good and marketable fee simple, or leasehold, as the case may be, title to all property included in the Assets, free and clear of all liens, encumbrances, charges, restrictions, conditions and adverse claims, except for the exceptions to title listed on
Exhibit 3.3 (the "Title Exceptions"). The transfer of the Assets to NHI-REIT at the Closing will be valid and will vest such Assets in NHI-REIT free and clear of all liens, encumbrances, and charges and adverse claims, except for the Title Exceptions and the Assumed Liabilities. None of the Facilities are located in any federal or state flood zone or if they are, flood insurance has been obtained. All Facilities comply with setback line requirements and no easements or other restrictions materially adversely affect the Facilities. There are no material encroachments on the real estate of the Facilities by others, nor do the Facilities encroach on any other person's property in any manner which would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of NHI-REIT and the Facilities, considered as one enterprise.

         3.4. Compliance with Laws. NHLP has complied in all material respects with all applicable laws, rules and regulations.

         3.5. No Breach of Statute, Decree or Contract. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not and will not breach any statute, regulation or ordinance of any governmental authority, will not, at the Closing, conflict with or result in a breach of or default under any of the terms, conditions, or provisions of NHLP's Partnership Agreement, or any order, writ, injunction, decree,



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contract, agreement, or instrument to which NHLP is a party or by which the
Assets are or may be bound, will not result in the creation or imposition of any lien, charge, or encumbrance of any nature upon any of the Assets, and will not give to others any interest or rights in, or with respect to, or rights to accelerate indebtedness secured by, any of the Assets, except where such would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of NHI-REIT and its subsidiaries, considered as one enterprise. Except as further disclosed on
Exhibit 3.5, all of the Notes and related security documents conveyed pursuant to Section 1.2 are legal and valid, and none is in default, and no event exists which, with notice or passage of time, or both, would become an event of default by any party thereunder. With respect to any other material agreements relating to the Assets, NHLP represents that: neither NHLP nor, to NHLP's knowledge, any other party to any such agreements or contracts is in default of its respective obligations thereunder, and no event exists which, with notice or passage of time, would become an event of default by NHLP thereunder. To NHLP's knowledge, no event exists which, with notice or passage of time, would become an event of default by any other party thereunder and neither NHLP nor any other party has manifested a prospective inability to perform thereunder. All such obligations are in full force and effect.

         3.6. No Litigation, Etc. Except as listed on Exhibit 3.6, there is no suit, claim, action, or legal, administrative, arbitrative, or other proceeding or governmental investigation pending or, to NHLP's knowledge, threatened, by or against or relating to any of the Assets.

         3.7. Licenses, Permits and Standards. NHLP has obtained and has in force all required licenses, provider agreements, permits and certificates of need in connection with the operation of the Facilities. None of such licenses, permits or certificates of need are conditional or restricted in a material manner. The Facilities shall be licensed at Closing, all provider agreements, permits and Certificates of Need in connection with the operation of the Facilities shall be in full force and effect. The Facilities are not currently, and have not been, subject to any variances or waivers with respect to licensure requirements or life safety codes, which could have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of NHI-REIT and the Facilities, considered as one enterprise. Each of the Facilities meets all standards and conditions for participation in the Medicare, Medicaid and related programs and has not received any suspension of continuing participation therein and is not subject to decertification from the programs, or subject to any restriction in the admission of residents which could have a material adverse effect on the



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condition, financial or otherwise, or the earnings, business affairs or business prospects of NHI-REIT and the Facilities, considered as one enterprise.

         3.8. Governmental Reports. All returns, reports, plans and filings of any kind or nature necessary to be filed by NHLP with any governmental authorities in connection with the Facilities and as may be necessary to preserve or protect NHLP's rights in the Assets have been properly completed and timely filed in compliance with all applicable requirements except where such failure would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of NHI-REIT and the Facilities, considered as one enterprise

         3.9. Environmental Issues. None of the real estate comprising the Facilities has ever been used by NHLP or previous owners and/or operators to refine, produce, generate, store, handle, transfer, process or transport "Hazardous Substances" or "Hazardous Waste", as such terms are defined in applicable environmental laws, rules and regulations, except to the extent that fuel oil and gasoline have been stored on the real estate solely to operate emergency generators at the Facilities. No lien has been attached to real estate or personal property comprising the Facilities for "Damages" and/or "Cleanup and Removal Costs" under applicable environmental laws. NHLP has complied with all federal and state environmental and waste disposal laws, rules and regulations applicable to the Facilities.

         3.10. Plans of Correction. There are no pending or threatened work orders or plans of correction relating to the Facilities from or required by any police or fire department, sanitation, health or work authorities or from any other federal, state or municipal or local authority which could have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of NHI-REIT and the Facilities, considered as one enterprise

         3.11. Cost Reports. NHLP is current with each and every State Medicaid program and the federal Medicare program as to all cost reports required with respect to the Facilities, and such reports are, in all material respects, true and correct.

         3.12. Physical Plant, Equipment and Utilities. The machinery and equipment in the Assets are in good operating condition, ordinary wear and tear excepted, have been maintained in a manner consistent with that of a similarly organized business, prudently managed, conform with all applicable ordinances, regulations and zoning or other laws, and are in good working order. All buildings included in the Assets are in good condition, ordinary wear and tear excepted, have been maintained in a manner consistent with that of a similarly organized business, prudently managed, and conform with all applicable ordinances, regulations


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and zoning or other laws (without obtaining waivers, variances, or extensions).
The use of the Facilities for their current use complies with all zoning requirements and there are no problems or defects or deficiencies in any necessary utility services and easements for the Facilities including electrical, gas, water and telephone.

         3.13. Accuracy of Documents. All copies of contracts, agreements, financial statements and documents delivered or made available by NHLP in connection with the transactions contemplated hereby are complete and accurate.


                                   ARTICLE 4.

                   REPRESENTATIONS AND WARRANTIES BY NHI-REIT

         4.1. Corporate. NHI-REIT is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland.

         4.2. No Breach of Statute or Contract. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action of NHI-REIT and constitutes the valid and binding obligation of NHI-REIT, enforceable in accordance with its terms and will not breach any statute or regulation of any governmental authority, and will not at the Closing conflict with or result in a breach of or default under any of the terms, conditions, or provisions of NHI-REIT's Articles of Incorporation or By-Laws or any order, writ, injunction, decree, agreement, or instrument to which NHI-REIT is a party, or by which it is or may be bound.

         4.3. No Litigation or Adverse Events. There is no suit, claim, action, or legal, administrative, arbitrative, or other proceeding or governmental investigation pending or, to NHI-REIT's knowledge, threatened, by or against NHI-REIT, and no event or condition of any character, to NHI-REIT's knowledge, pertaining to NHI-REIT, which possibly could prevent the consummation of the transactions contemplated by this Agreement.


                                   ARTICLE 5.

                              CLOSING; POST CLOSING

         5.1. Closing. The Closing shall take place on October 17, 1991 at the offices of Harwell Martin & Stegall, P.C. in Nashville, Tennessee.



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         5.2. NHLP's Deliveries. At the Closing, NHLP shall deliver to NHI-REIT:

                  (1) Resolutions of the Directors of the managing general partner of NHLP authorizing the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby, certified as of the date of the Closing by NHLP's Secretary, as having been duly adopted and being in full force and effect and unmodified on the date of the Closing.

                  (2) If the Closing occurs on a date later than the date of this Agreement, a certificate of the principal executive officer of the managing general partner of NHLP to the effect that all representations and warranties set forth in Article 3 are true and correct in all material respects as of the Closing.

                  (3) Quitclaim deeds (which shall be on a county-by-county or state-by-state basis) and bills of sale transferring all real property and all permanently affixed tangible personal property included in the Assets to NHI-REIT or a subsidiary of NHI-REIT.

                  (4) The right to immediate possession of all real property and all permanently affixed tangible personal property included in the Assets.

                  (5) Assignments conveying the Notes, including the related security documents, to NHI-REIT or one or more subsidiaries of NHI-REIT.

                  (6) The Lease agreements referred to in Section 1.4 hereof.

         5.3. NHI-REIT's Deliveries. At the Closing, NHI-REIT shall deliver to
NHLP:

                  (1) Resolutions of NHI-REIT's Board of Directors authorizing the execution and delivery of this Agreement, and such other documents as may be reasonably required, and the consummation of the transactions contemplated hereby, certified as of the date of the Closing by an officer of NHI-REIT as having been duly adopted and being in full force and effect on the date of the Closing.

                  (2) If the Closing occurs on a date later than the date of this Agreement, a certificate of an executive officer of NHI-REIT to the effect that all representations and warranties set forth in Article 4 are true and correct in all material respects as of the Closing.

                  (3) A certificate for 7,306,570 shares of NHI-REIT Common Stock, registered in the name of NHLP.



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                  (4) The Lease agreements referred to in Section 1.4 hereof.

                  (5) Instruments evidencing NHI-REIT's assumption of the Assumed Liabilities, as NHLP and its lenders may reasonably request.

         5.4. Post-Closing Deliveries. After the Closing, each party to this Agreement shall, at the request of the other, furnish, execute, and deliver such further deeds, bills of sale, conveyances, assumptions, documents, instruments, certificates, notices and other further assurances as the requesting party shall reasonably request as necessary or desirable to effect, confirm and evidence the complete consummation of this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, NHLP shall make available to NHI-REIT all of its financial and tax records with respect to the Assets whenever requested by NHI-REIT.


                                   ARTICLE 6.

                                 INDEMNIFICATION

         6.1. Indemnification by NHLP. NHLP shall indemnify and hold NHI-REIT harmless from and against any liability, loss, damage, and expense (including reasonable attorney's fees) resulting from (a) the breach of any representation or warranty set forth in Article 3 hereof or otherwise herein, (b) any claims, obligations, liens, debts, encumbrances, or liabilities, including any assessments, adjustments or offsets under the Medicare or State Medicaid programs and any claims or suits for damages for personal injury, death or property damage, resulting from, upon, or in connection with the operation of the Facilities or the Assets arising out of transactions or occurrences prior to the Closing (other than matters for which NHI-REIT is specifically responsible pursuant to this Agreement), (c) any claims, debts, obligations, liens, encumbrances and liabilities of NHLP or the Facilities which arose prior to Closing, except the Assumed Liabilities; (d) any claim made by creditors of NHLP against NHI-REIT under the Bulk Transfer Provisions of the Uniform Commercial Code; (e) any claims which result from the breach by NHLP of obligations, the breach of which cause agreements of NHI-REIT to be defaulted; (f) the additional interest costs, points, commitment fees and legal fees associated with any refinancing resulting from the exercise, by any obligee of any part of the Assumed Liabilities of a put option under which up to $47,327,000 (approximately) of Assumed Liabilities may be called for payment in December 1993; (g) the additional interest costs, points, commitment fees and legal fees associated with any refinancing resulting from any refusal by Sovran Bank/Tennessee or its successors in interest or assignees to renew, on substantially



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the same terms, a letter of credit expiring in December 1995 in the approximate amount of $6,200,000, which secures in part two of the Facilities to be conveyed to NHI-REIT hereunder; (h) any liability, loss or damage arising from any claim against the Assets pursuant to the enforcement of any deeds of trust, mortgages, collateral assignments or security agreements under which any of the Assets is cross-collateralized with respect to obligations of NHLP which are not to be assumed by NHI-REIT hereunder; (i) additional interest costs, points, commitment fees and legal fees associated with any refinancing resulting from the exercise of a put option under which up to $37,500,000 of Assumed Liabilities may be called for payment approximately one year after the Closing; and (j) acceleration or default of any Assumed Liabilities or any obligation of NHLP secured in whole or in part by any of the Assets, by virtue of the failure of NHLP to obtain a consent to the transactions hereunder. Upon receipt of notice of such an event, NHLP may assume the defense of the claim set forth therein with counsel reasonably satisfactory to NHI-REIT, and NHLP shall cooperate in all reasonable respects in such defense. NHLP shall have the right to settle any such claim and NHI-REIT shall not settle any claims for which indemnification is requested hereunder without the prior written consent of NHLP which shall not be unreasonably withheld; provided that NHLP has made provisions, reasonably acceptable to NHI-REIT, for the funding of the indemnification related thereto.

         6.2. Indemnification by NHI-REIT. NHI-REIT shall indemnify and hold NHLP harmless from and against any liability, loss, damage, and expense (including reasonable attorney's fee) resulting from (a) the breach of any representation or warranty set forth in Article 4 hereof or otherwise herein, and (b) any claims, obligations, liens, debts, encumbrances or liabilities resulting from, upon, or in connection with the operation of the Facilities or the Assets arising out of transactions or occurrences after the Closing (other than matters for which NHLP is specifically responsible pursuant to this Agreement). Upon receipt of notice of such an event, NHI-REIT may assume the defense of the claim set forth therein with counsel reasonably satisfactory to NHLP, and NHI-REIT shall cooperate in all reasonable respects in such defense. NHI-REIT shall have the right to settle any such claim and NHLP shall not settle any claim for which indemnification is requested hereunder without the prior written consent of NHI-REIT.

          6.3. Taxes. All unemployment insurance and social security taxes and all other taxes due the federal or any state or local government by NHLP and arising from NHLP's ownership or use of the Facilities or the Assets prior to the Closing shall be paid by NHLP when due.

         6.4. Notice Requirements. A party seeking indemnification (the "indemnitee") under Sections 6.1 or 6.2 hereof shall give notice to the indemnifying party (the "indemnitor") of any claim



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asserted by or against the indemnitee and such notice shall be sufficient if evidenced by a writing and given within a reasonable time after the indemnitee has actual knowledge of the claim. A reasonable time shall be that which does not materially prejudice the indemnitor's ability to contest or defend the claim.


                                   ARTICLE 7.

                   OTHER COVENANTS AND CONTRACTUAL PROVISIONS

         7.1. Notices. Any notice or other communication required or permitted to be given hereunder shall be deemed to have been properly given when deposited in the U.S. mail if mailed by certified mail, postage prepaid, addressed as follows (or to such other addresses as the parties may specify by due notice to the others):


                  NHLP:

                           National HealthCorp L.P.
                           100 Vine Street
                           Suite 1400, City Center
                           Murfreesboro, Tennessee 37130

                  with a copy to:

                           Richard F. LaRoche, Jr.,
                           Senior Vice President & Secretary
                           National HealthCorp L.P.
                           100 Vine Street
                           Suite 1400, City Center
                           Murfreesboro, Tennessee 37130

                  NHI-REIT:

                           National Health Investors, Inc.
                           100 Vine Street
                           Suite 1400, City Center
                           Murfreesboro, Tennessee 37130

                  with a copy to:

                           ATTN:  William B. King, P.C.
                           Goodwin, Procter & Hoar
                           Exchange Place
                           Boston, MA 02109-2881


         7.2. Transfer Taxes. Any applicable real estate transfer taxes shall be paid by NHI-REIT.




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         7.3. Expenses. All costs, fees and expenses, including title transfer, sales and use taxes, assumption fees, and attorney's fees incurred in connection with the organization of NHI-REIT and the conveyance of assets and the assumption of liabilities contemplated by this Agreement shall be borne by NHI-REIT. Except as otherwise specifically provided herein, each party shall bear its own expenses in the performance of this Agreement.

         7.4. Headings. The headings in this Agreement are intended solely for convenience or reference and shall be given no effect in the construction or interpretation of this Agreement.

         7.5. Governing Law. This Agreement shall be governed by the laws of the State of Tennessee.

         7.6. Assignment. This Agreement shall inure to the benefit of and be binding on the successors and legal representatives of each of the parties, but this Agreement may not be assigned by any party without the written consent of the other parties; provided, however, that NHI-REIT may assign this Agreement in whole or in part to one or more third parties which are controlled by NHI-REIT or such other entities to which NHLP has consented, which consent shall not be unreasonably withheld or delayed, but such assignment shall not relieve NHI-REIT of its obligations hereunder and the assignee shall additionally assume such obligations.

         7.7. Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement.

         7.8. Survival of Provisions. Each representation and warranty contained herein and each indemnity set forth herein shall be deemed to survive the Closing for ten (10) years, except the representations relating to title and environmental matters (Sections 3.3 and 3.9) shall be deemed to survive for that period necessary to the satisfactory completion of the duties or obligations set forth therein and any applicable statute of limitations.

         7.9. Exhibits. The Exhibits attached hereto, and all post-signing Exhibits attached hereafter together with all documents incorporated by reference therein, form an integral part of this Agreement and are hereby incorporated into this Agreement wherever reference is made to them to the same extent as if they were set out in full at the point at which such reference is made.

         7.10. Finder's Fees. Both parties represent to the other that no person is entitled to a brokerage or finder's fee for this transaction.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written, and acknowledge and agree, to the fullest extent permitted by law, that this Agreement shall be effective as of October 17, 1991 (the "Effective Date") for all economic, accounting, tax or other purposes, notwithstanding the fact that this Agreement may be executed or consummated on a date other than the Effective Date.

                                     NHLP:

                                     National HealthCorp L.P. By its
                                     Managing General Partner, NHC, Inc.



                                     By: _______________________________

                                     Title:_____________________________


                                     NHI-REIT:

                                     National Health Investors, Inc.



                                     By: _______________________________

                                     Title:_____________________________






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